Exhibit 99(c)(1)

FBR
CAPITAL MARKETS

Presentation to:

Strictly Private and Confidential

Investment Banking

Insurance

Quanta Capital Holdings Ltd.

May 23, 2007

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This presentation and the information incorporated by reference in this presentation include forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of the forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “plans,” “estimates” or “anticipates” or the negative of those words or other comparable terminology. Statements concerning projections, future performance developments, events, revenues, expenses, earnings, run rates, and any other guidance on present or future periods constitute forward-looking statements. Such statements include, but are not limited to, those relating to the effects of growth, revenues and earnings, our principal investing activities, levels of assets under management and our current equity capital levels. Forward-looking statements involve risks and uncertainties. You should be aware that a number of important factors could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, the overall environment for interest rates, repayment speeds within the mortgage backed securities market, risk associated with equity investments, the demand for public offerings, activity in the secondary securities markets, competition among financial services firms for business and personnel, the high degree of risk associated with venture capital investments, the effect of demand for public offerings, mutual fund and 401(k) pension plan inflows or outflows in the securities markets, volatility of the securities markets, available technologies, the effect of government regulation and of general economic conditions on our own business and on the business in the industry areas on which we focus, fluctuating quarterly operating results, the availability of capital to us and risks related to online commerce. We will not necessarily update the information presented or incorporated by reference in this presentation if any of these forward looking statements turn out to be inaccurate. Risks affecting our business are described throughout our Form 10-K, especially in the section entitled “Risk Factors.”  The entire Form 10-K, including the Consolidated Financial Statements and the notes and any other documents incorporated by reference into the Form 10-K, as well as, the Forms 10-Q and 8-K filed subsequent to the Form 10-K, should be read for a complete understanding of our business and the risks associated with that business.

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Cautionary Statement

QUANTA

QUANTA CAPITAL HLDGS LTD PFD A
Volume (Shrs. in Thousands)
Price (USD)
450
400
350
300
250
200
150
100
50
0
28
26
24
22
20
18
16
14
1/06
4/06
7/06
10/06
1/07
4/07
A
B
C
D
E
F
G
H
I
J
K
L
M

FBR CAPITAL MARKETS

Source: FactSet. Price and volume history from 12/28/2005 through 5/21/2007.

          Dividend declared.

          No dividend declared

Quanta Files 2006 Annual Report on
Form 10-K

L

Second Class Action Lawsuit Filed
Against Quanta

K

First Class Action Lawsuit Filed
Against Quanta

J

Quanta Announces New Credit
Facility

H

Quanta Announces Third Quarter
2006 Financial Results

I

Quanta Announces First Quarter
2007 Financial Results

M

Quanta and Chaucer Formalize
Agreement To Create Pembroke
Managing Agency

G

Quanta Announces Second Quarter
2006 Financial Results

F

Quanta and Chaucer Agree to
Create New Managing Agency for
Lloyd's Syndicate 4000

E

A.M. Best Downgrades and
Withdraws Ratings of Quanta’s
insurance and reinsurance
subsidiaries

D

Quanta Announces Orderly Run-off
of Most Specialty Lines; Quanta's
Lloyd's Syndicate and ESC Not
Included in Run-off Plan

C

Quanta Issues Q4 2005 Loss
Guidance Below Analysts'
Expectations

B

A.M. Best Downgrades Ratings of
Quanta’s insurance and reinsurance
subsidiaries and Places the Ratings
Under Review With Negative
Implications

A

Trade History

1,200,000
1,000,000
800,000
600,000
400,000
200,000
-
Shares
0.00 - 14.99
15.00 - 15.99
16.00 - 16.99
17.00 - 17.99
18.00 - 18.99
19.00 - 19.99
20.00 - 20.99
21.00 - 21.99
22.00 +

Trading Range

Source: FactSet. Trade volumes from 5/22/2006 through 5/21/2007.

Trade volume calculated by multiplying the volume traded in a day by the average of the high and low prices for the day.

This chart indicates the
approximate price ranges in
which Series A shares have
been purchased during the
past year

Price

5 Day Trailing Average Daily Volume
Shares
100,000
80,000
60,000
40,000
20,000
0
Mar-06
May-06
Jul-06
Sep-06
Nov-06
Jan-07
Mar-07
May-07

Trading Volume

Source: Bloomberg.

Data 3/1/2006 – 5/21/2007.

30 day volume-weighted average priced based upon 30 calendar days.

5 day trailing average daily volume based upon 5 trading days.

As of 5/21/07, the 30 day volume-weighted-average price is $18.50

9,703
Average

QUANTA

Liquidation Preference - $25.00 Per Share

Discount Rate	1 Year	2 Years	3 Years	4 Years	5 Years	6 Years
15.0%	21.74	18.90	16.44	14.29	12.43	10.81
17.0%	21.37	18.26	15.61	13.34	11.40	9.75
19.0%	21.01	17.65	14.84	12.47	10.48	8.80
21.0%	20.66	17.08	14.11	11.66	9.64	7.97
23.0%	20.33	16.52	13.43	10.92	8.88	7.22
25.0%	20.00	16.00	12.80	10.24	8.19	6.55

Change of Control Redemption - $25.25 Per Share

Discount Rate	1 Year	2 Years	3 Years	4 Years	5 Years	6 Years
15.0%	21.96	19.09	16.60	14.44	12.55	10.92
17.0%	21.58	18.45	15.77	13.47	11.52	9.84
19.0%	21.22	17.83	14.98	12.59	10.58	8.89
21.0%	20.87	17.25	14.25	11.78	9.73	8.05
23.0%	20.53	16.69	13.57	11.03	8.97	7.29
25.0%	20.20	16.16	12.93	10.34	8.27	6.62

Redemption at the Option of the Company

Discount Rate	12/15/10	12/15/11	12/15/12	12/15/13	12/15/14	12/15/15
	$28.00	$27.40	$26.80	$26.20	$25.60	$25.00
15.0%	17.01	14.47	12.30	10.46	8.89	7.55
17.0%	15.99	13.38	11.18	9.34	7.80	6.51
19.0%	15.05	12.38	10.17	8.36	6.86	5.63
21.0%	14.19	11.47	9.27	7.49	6.05	4.88
23.0%	13.38	10.64	8.46	6.72	5.34	4.24
25.0%	12.63	9.89	7.73	6.05	4.73	3.69

FBR CAPITAL MARKETS

Assumes no payout of preferred dividends over entire period of analysis.

Redemption at the Option of the Company values as of 5/23/07.

Present Value of Preferred

QUANTA

Liquidation Preference - $25.00 Per Share

Alternative Return	1 Year	2 Years	3 Years	4 Years	5 Years	6 Years
10.0%	22.73	20.66	18.78	17.08	15.52	14.11
11.0%	22.52	20.29	18.28	16.47	14.84	13.37
12.0%	22.32	19.93	17.79	15.89	14.19	12.67
13.0%	22.12	19.58	17.33	15.33	13.57	12.01
14.0%	21.93	19.24	16.87	14.80	12.98	11.39
15.0%	21.74	18.90	16.44	14.29	12.43	10.81

Change of Control Redemption - $25.25 Per Share

Alternative Return	1 Year	2 Years	3 Years	4 Years	5 Years	6 Years
10.0%	22.95	20.87	18.97	17.25	15.68	14.25
11.0%	22.75	20.49	18.46	16.63	14.98	13.50
12.0%	22.54	20.13	17.97	16.05	14.33	12.79
13.0%	22.35	19.77	17.50	15.49	13.70	12.13
14.0%	22.15	19.43	17.04	14.95	13.11	11.50
15.0%	21.96	19.09	16.60	14.44	12.55	10.92

Redemption at the Option of the Company

Alternative Return	12/15/10	12/15/11	12/15/12	12/15/13	12/15/14	12/15/15
	$28.00	$27.40	$26.80	$26.20	$25.60	$25.00
10.0%	19.93	17.73	15.76	14.01	12.44	11.05
11.0%	19.30	17.01	14.99	13.20	11.62	10.22
12.0%	18.69	16.33	14.26	12.44	10.86	9.47
13.0%	18.11	15.68	13.57	11.74	10.15	8.77
14.0%	17.55	15.06	12.92	11.08	9.49	8.13
15.0%	17.01	14.47	12.30	10.46	8.89	7.55

FBR CAPITAL MARKETS

Assumes no payout of preferred dividends over entire period of analysis.

Return rate range includes the stated and current implied yield on Quanta’s Series A Preferred.

Redemption at the Option of the Company values as of 5/23/07.

Alternative Reinvestment Analysis

QUANTA

All Transactions	
Dutch Auctions	
Other Transactions	

FBR CAPITAL MARKETS

Source: Thomson Financial.

Search criteria: deal type: self-tenders; Company nation: USA or Bermuda; deal status: completed or unconditional;
date announced: 1/1/05 – 5/21/07; deal value: $10 MM+; excludes closed end funds. Unavailable data excluded.

Number of transactions: 44

Average % of stock sought: 19.6%

Average size of transaction: $686.4 MM

% of transactions completed as Dutch Auctions: 77.3%

Recent Common Stock Self-Tender Transactions

24.5%

22.7%

Maximum

1.7%

-2.0%

Minimum

12.8%

12.0%

Average

40.1%

28.4%

Maximum

-7.3%

-5.0%

Minimum

10.9%

9.1%

Average

40.1%

28.4%

Maximum

-7.3%

-5.0%

Minimum

11.2%

9.6%

Average

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